Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the period ended June 30, 2026 of Fidelity Solana Fund (the “Trust”), as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Cynthia Lo Bessette, President of FD Funds Management LLC, the Sponsor of the Trust, hereby certify, to the best of my knowledge, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 13, 2026	By:	/s/ Cynthia Lo Bessette
	Name:	Cynthia Lo Bessette*
	Title:	President
(Principal Executive Officer)

* The registrant is a trust and Ms. Lo Bessette is signing in her capacity as an officer of FD Funds Management LLC, the Sponsor of the registrant.